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                                    EXHIBIT I

                             JOINT FILING AGREEMENT


         In accordance with Regulation 240.13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Renex Corp., and further agree that this Joint Filing Agreement expressly authorizes William Anthony Forstmann to file on each such party's behalf any and all amendments to such Statement. Each such party undertakes to notify William Anthony Forstmann of any changes giving rise to an obligation to file an amendment to Schedule 13D and it is understood that in connection with this Statement and all amendments thereto, each such party shall be responsible only for information supplied by such party.

         In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 22nd day of October 1999.


                              FORSTMANN ASSET MANAGEMENT CORP.


                              By:   /s/ William Anthony Forstmann
                                    ---------------------------------------
                                       William Anthony Forstmann, President


                              By:   /s/ William Anthony Forstmann
                                    ------------------------------------------
                                       William Anthony Forstmann, Individually